Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

By and among

SELLING SOURCE, LLC,

ROBERT REGULAR

and

ASCEND ACQUISITION CORP.

_____________________

Dated as of July 1, 2013

-i-

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of July 1, 2013, by and among Ascend Acquisition Corp., a Delaware corporation (the “Company”), Selling Source, LLC, a Delaware limited liability company (“Selling Source”) and Robert Regular (together with Selling Source, the “Signing Holders”).

RECITALS

WHEREAS, each of the Company and the Signing Holders are party to that certain Merger Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of June 12, 2013, by and among the Company, Ascend Merger Sub, LLC (“Merger Sub LLC”), Ascend Merger Sub, Inc. (“Merger Sub Inc.”), Kitara Media, LLC (“Kitara Media”), New York Publishing Group, Inc. (“NYPG”) and the Signing Holders, pursuant to which Kitara Media will be merged with and into Merger Sub LLC and NYPG will be merged with and into Merger Sub Inc. (the “Mergers”); and

WHEREAS, the Merger Agreement requires that the Company enter into an agreement granting the Signing Holders certain registration rights covering any Shares (as defined below) received by the Signing Holders in connection with the Mergers and the Merger Agreement.

NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained in this Agreement and for other good and valuable consideration, the parties hereto agree as follows:

Section 1.                Certain Definitions.

 As used in this Agreement, the following terms have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made.  For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Beneficially Owns” means, with respect to any Person, the direct or indirect “beneficial ownership” by such Person of securities, including securities beneficially owned by others with whom such Person has agreed to act together for the purpose of acquiring, holding, voting or disposing of such securities, as determined pursuant to Rule 13d-3 and Rule 13d-5 under the Exchange Act; provided that, notwithstanding Rule 13d-3(d)(1)(i), a Person shall be deemed to Beneficially Own the securities that such Person has a right to acquire through the exercise of an option, warrant, conversion or other right, regardless of when such right is then exercisable; provided, further, that a Person shall not be deemed to Beneficially Own (i) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates until such tendered securities are accepted for payment, purchase or exchange and (ii) any security as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (a) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act and (b) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report).

“Chosen Courts” has the meaning set forth in Section 14(d).

“Company” has the meaning set forth in the Preamble.

“Demand Request” has the meaning set forth in Section 2(a).

“Demand Registration Maximum Number of Shares” has the meaning set forth in Section 2(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

 “Government Entity” means any federal, state, local or foreign government, governmental subdivision, administrative body or other governmental or quasi-governmental agency, tribunal, court or other entity with competent jurisdiction.

“Holder” means any of the Signing Holders, or any Person to whom Shares are transferred as provided in Section 10(c), or any other Person who Beneficially Owns any Shares and who has been granted registration rights by the Company and has agreed in writing to be bound by this Agreement with respect to such Shares, in each case for so long as such Person Beneficially Owns any Shares.

“Holders’ Counsel” has the meaning set forth in Section 8(a)(i).

“Kitara Media” has the meaning set forth in the Recitals

“Lock-Up Period” has the meaning set forth in Section 6(a).

“Merger Agreement” has the meaning set forth in the Recitals.

“NYPG” has the meaning set forth in the Recitals.

“Participating Holder” means, with respect to any Registration Statement or any offering registered on a Registration Statement, any Holder all or a part of whose Registerable Securities are registered or are to be registered pursuant to such Registration Statement.

“Person” means an individual, a corporation, a partnership, an association, a limited liability company, a joint venture, a Government Entity, a trust or other entity or organization.

“Primary Piggyback Maximum Number of Shares” has the meaning set forth in Section 3(b)(i).

“Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registerable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

 “Registerable Securities” means, with respect to any Person, Shares issued or issuable to such Person in connection with the Mergers and the Merger Agreement, together with any securities issued or issuable on such Shares as a result of any stock split, stock dividend or other distribution or in connection with a combination of shares, recapitalization, merger, consolidation or similar event with respect to the foregoing, but excluding any and all securities that at any time after the date hereof (a) have been sold pursuant to an effective Registration Statement or Rule 144 under the Securities Act or any other exemption from registration then available under the Securities Act, (b) have been sold in a transaction where a subsequent public distribution of such securities would not require registration under the Securities Act, (c) have been issued but are no longer outstanding, or (d) for purposes of Section 2 only, are eligible for sale under Rule 144 under the Securities Act or any other similar exemption within a three month period in a manner that would not reasonably be likely to adversely affect the sales price of such Shares (or any combination of clauses (a), (b), (c) and (d) of this definition).

“Registration Expenses” has the meaning set forth in Section 9(a).

“Registration Statement” means any registration statement of the Company that covers any of the Registerable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such registration statement.

“SEC” means the United States Securities and Exchange Commission or any successor agency administering the Securities Act.

“Secondary Piggyback Maximum Number of Shares” has the meaning set forth in Section 3(b)(ii).

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

“Selling Source” has the meaning set forth in the Preamble.

“Shares” means, as applicable, (i) shares of common stock of the Company, (ii) shares of the common stock or other equity securities for which shares of common stock of the Company have been converted or exchanged of a successor corporation or other entity into which the Company is converted or merged, (iii) shares of common stock or other equity securities of a corporation or other entity otherwise formed or designated by the Company or the members of the Company for the purpose of offering securities to the public for which shares of common stock of the Company have been converted or exchanged or are convertible or exchangeable or (iv) shares of common stock or other equity securities of an entity to which the assets of the Company and/or its Subsidiaries have been transferred, whose securities the Company has determined to offer to the public and for which shares of common stock of the Company have been converted or exchanged or are convertible or exchangeable.

“Shelf Registration” has the meaning set forth in Section 2(a).

“Shelf Registration Maximum Number of Shares” has the meaning set forth in Section 4(b).

“Shelf Takedown” has the meaning set forth in Section 4(a).

“Subsidiary” means any Person of which (i) a majority of the outstanding share capital, voting securities or other equity interests are owned, directly or indirectly, by the Company and/or any other Subsidiary or (ii) the Company and/or any other Subsidiary is entitled, directly or indirectly, to appoint a majority of the board of directors or comparable body of such Person.

“Suspension Event” has the meaning set forth in Section 5(a).

“Underwritten Offering” means a registered, public offering in which securities of the Company are sold to one or more underwriters on a firm-commitment basis for reoffering to the public.

“Withdrawn Registration” has the meaning set forth in Section 2(b).

In addition to the above definitions, unless the express context otherwise requires:

(i)         the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(ii)        the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(iii)       the symbol “$” shall mean the lawful currency of the United States of America;

(iv)       When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is excluded.  If the last day of such period is a non-business day, the period in question ends on the next succeeding business day;

(v)        references herein to a specific Section or Subsection shall refer, respectively, to Sections or Subsections of this Agreement;

(vi)       wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation” unless otherwise specifically provided;

(vii)      whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; and

(viii)     it is the intention of the parties hereto that this Agreement not be construed more strictly with regard to one party than with regard to any other party.

Section 2.                 Demand Registrations.

(a)             Right to Request Registration.  Subject to the restrictions of this Section 2, the Holders of 30% of the Registerable Securities may request in writing (each such request, a “Demand Request”) that the Company effect a registration for resale under the Securities Act of all or part of such Holders’ Registerable Securities either (i) on Form S-1 or any similar long-form Registration Statement or (ii) if the Company is then eligible, on Form S-3 or any similar short-form Registration Statement, including for offerings to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (such a Registration Statement for offerings to be made on Form S-3 pursuant to Rule 415, a “Shelf Registration”).  The Company shall use reasonable best efforts to (i) file such a Registration Statement within 90 days (in the case of a Form S-1) or within 45 days (in the case of a Form S-3) after receiving the Demand Request and (ii) cause such Registration Statement to be declared effective by the SEC as soon as practicable thereafter; provided that the Company shall have the right to postpone or withdraw the filing of any such Registration Statement on account of a Suspension Event.  The Company may satisfy its obligation to effect a registration upon a Demand Request by amending a previously filed Shelf Registration.

(b)             Number of Demand Requests.  The Holders may make a maximum of three Demand Requests for registration on Form S-1 or other long-form Registration Statement and, subject to Section 2(c), an unlimited number of Demand Requests for registration on Form S-3 or other short-form Registration Statement.  If the Company withdraws pursuant to Section 5(a) any Registration Statement filed pursuant to a Demand Request before the end of the 60-day period of effectiveness provided for in Section 2(f) and before 80% of the Registerable Securities covered by such Demand Request have been sold pursuant thereto (a “Withdrawn Registration”), the Holders of Registerable Securities remaining unsold and originally covered by such Withdrawn Registration shall be entitled to a replacement Demand Request with respect to such Registerable Securities, which replacement Demand Request shall be subject to all of the provisions of this Agreement.

(c)             Restrictions on Demand Requests.  The Company shall not be required to give effect to a Demand Request if: (i) the Company has registered Registerable Securities pursuant to a Demand Request in the preceding 90 days, (ii) the Company has previously registered any Registerable Securities pursuant to a Demand Request twice during the calendar year in which such Demand Request is made, (iii) the Company has registered its Registerable Securities during the preceding 90 days (other than in relation to a merger, combination or employee stock plan) or (iv) the Registerable Securities requested to be registered do not have in the aggregate a market value of at least $1 million.  A Demand Request shall not count for the purposes of determining when the Company may refuse to give effect to another Demand Request pursuant to Section 2(b) or this Section 2(c) if (i) the Registration Statement has not been declared effective by the SEC or does not become effective in accordance with the Securities Act, (ii) after becoming effective, the Registration Statement or the applicable offer, sale or distribution of Registerable Securities is materially interfered with by any stop order, injunction or similar order or requirement of the SEC or other Government Entity, and does not within 45 days thereafter become effective, (iii) the Holders making such Demand Request shall have withdrawn such Demand Request or otherwise determined not to pursue such registration prior to the filing of the Registration Statement, (iv) the Holders of Registerable Securities are entitled to a replacement Demand Request pursuant to Section 2(b) or (v) the conditions specified in the underwriting agreement related to the offering, if any, are not satisfied due to a breach by the Company of its covenants, representations or warranties under this Agreement and such unsatisfied conditions are not waived.

(d)             Priority on Demand Registrations.  If, in conjunction with a Registration Statement filed pursuant to a Demand Request conducted as an Underwritten Offering, the managing underwriters advise the Company that, in their opinion, the number of Registerable Securities proposed to be included in an Underwritten Offering in connection with such Registration Statement exceeds the number of Registerable Securities that can be sold in such offering without materially delaying or jeopardizing the success of such offering (including the price per share of the Shares proposed to be sold in such offering) (such number of shares being referred to herein as the “Demand Registration Maximum Number of Shares”), the Company shall include in such offering: (i) first, all Registerable Securities requested to be included by all Holders on a pro rata basis based on the number of Registerable Securities Beneficially Owned by each such Holder without exceeding the Demand Registration Maximum Number of Shares and (ii) second, to the extent that the Demand Registration Maximum Number of Shares has not been reached under the foregoing clause (i), up to the number of Registerable Securities to be issued and sold by the Company in such offering, if any, without exceeding the Demand Registration Maximum Number of Shares.

(e)             Underwriting Requests.  Any Demand Request for registration on Form S-1 or other long-form Registration Statement must be for an Underwritten Offering.  Upon such Demand Request, the Company shall have the right to select the underwriters and the managing underwriter (each shall be of recognized national standing) with the consent of the initiating Holder (by a majority of the Registerable Securities being registered by such initiating Holder), which consent shall not be unreasonably withheld.

(f)             Effective Period of Registration Statements Pursuant to Demand Requests.  Upon the date of effectiveness of any Registration Statement filed pursuant to a Demand Request for an Underwritten Offering (other than a Shelf Registration), if such offering is priced promptly on or after such date, the Company shall use reasonable best efforts to keep such Registration Statement effective for a period equal to 60 days from such date (or if such Registration Statement is not effective for any period within such 60 days, such 60-day period shall be extended by the number of days during such period when such Registration Statement is not effective) or such shorter period that will terminate when all of the Registerable Securities covered by such Demand Request have been sold.

Section 3.               Piggyback Registrations.

(a)             Right to Piggyback.  If (i) the Company proposes to file a Registration Statement (whether or not for sale for its own account), (ii) the Company proposes to effect a Shelf Takedown from an already effective Shelf Registration of its equity securities or securities convertible into equity securities or (iii) a Demand Request is made to which the Company is required to give effect pursuant to Section 2, the Company shall provide written notice to all Holders of such proposal or Demand Request within 10 days thereof and in any event at least 30 days prior to filing a Registration Statement pursuant to such proposal or Demand Request.  Subject to the restrictions of this Section 3, each Holder shall have the right to include in such Registration Statement such number of Registerable Securities as such Holder requests; provided that the Company shall have the right to postpone or withdraw the filing of any such Registration Statement or Shelf Takedown as provided by this Agreement.

(b)             Priority on Piggyback Registrations.

(i)          Priority on Primary Piggyback Registrations.  If the Company registers Registerable Securities pursuant to clauses (i) or (ii) of Section 3(a) and the managing underwriters advise the Company that, in their opinion, the number of Registerable Securities proposed to be included in an Underwritten Offering in connection with such Registration Statement exceeds the number of Registerable Securities that can be sold in such offering without materially delaying or jeopardizing the success of such offering (including the price per share of the Shares proposed to be sold in such offering) (the “Primary Piggyback Maximum Number of Shares”), the Company shall include in such offering: (i) first, up to the number of Registerable Securities to be issued and sold by the Company in such offering, if any, without exceeding the Primary Piggyback Maximum Number of Shares and (ii) second, to the extent that the Primary Piggyback Maximum Number of Shares has not been reached under the foregoing clause (i), all Registerable Securities requested to be included by all Holders on a pro rata basis based on the number of Registerable Securities Beneficially Owned by each such Holder without exceeding the Primary Piggyback Maximum Number of Shares.

(ii)          Priority on Secondary Piggyback Registrations.  If the Company registers Registerable Securities for any Holder pursuant to clause (iii) of Section 3(a) and the managing underwriters advise the Company that, in their opinion, the number of Registerable Securities proposed to be included in an Underwritten Offering in connection with such Registration Statement exceeds the number of Registerable Securities that can be sold in such offering without materially delaying or jeopardizing the success of such offering (including the price per share of the Shares proposed to be sold in such offering) (the “Secondary Piggyback Maximum Number of Shares”), the Company shall include in such offering: (i) first, all Registerable Securities requested to be included by all Holders on a pro rata basis based on the number of Registerable Securities Beneficially Owned by each such Holder without exceeding the Secondary Piggyback Maximum Number of Shares and (ii) second, to the extent that the Secondary Piggyback Maximum Number of Shares has not been reached under the foregoing clause (i), up to the number of Shares to be issued and sold by the Company in such offering, if any, without exceeding the Secondary Piggyback Maximum Number of Shares.

Section 4.                Shelf Takedowns.

(a)             Right to Effect a Shelf Takedown.  Holders holding Registerable Securities registered pursuant to a Shelf Registration shall be entitled, at any time and from time to time when the Shelf Registration is effective, to sell such Registerable Securities as are then registered pursuant to such Shelf Registration (each, a “Shelf Takedown”), but only upon not less than three days’ prior written notice to the Company (whether or not such takedown is underwritten).  No prior notice shall be required of any sale pursuant to a plan that complies with Rule 10b5-1 under the Exchange Act, provided that the Company has received a written copy of such plan in advance of the first sale thereunder. Holders holding Registerable Securities registered pursuant to a Shelf Registration shall each be entitled to request that a Shelf Takedown be an Underwritten Offering if, based on the then-current market prices, the number of Registerable Securities included in such Underwritten Offering would yield gross proceeds to all Participating Holders of at least $1 million.  Holders participating in the Shelf Takedown shall not be entitled to request that a Shelf Takedown be part of an Underwritten Offering within 30 days after the pricing date of any other Underwritten Offering effected pursuant to a Demand Request or Section 3(a).  Each Holder shall give the Company prompt written notice of the consummation of a Shelf Takedown, whether or not part of an Underwritten Offering.

(b)             Priority on Underwritten Shelf Takedowns.  If, in conjunction with a Shelf Takedown conducted as an Underwritten Offering, the managing underwriters advise the Company that, in their opinion, the number of Registerable Securities proposed to be included in an Underwritten Offering in connection with such Shelf Takedown exceeds the number of Registerable Securities that can be sold in such offering without materially delaying or jeopardizing the success of such offering (including the price per share of the Shares proposed to be sold in such offering) (the “Shelf Registration Maximum Number of Shares”), the Company shall include in such offering: (i) first, all Registerable Securities requested to be included by all Holders on a pro rata basis based on the number of Registerable Securities Beneficially Owned by each such Holder without exceeding the Shelf Registration Maximum Number of Shares and (ii) second, to the extent that the Shelf Registration Maximum Number of Shares has not been reached under the foregoing clause (i), up to the number of Registerable Securities to be issued and sold by the Company in such offering, if any, without exceeding the Shelf Registration Maximum Number of Shares.

(c)             Selection of Underwriters.  If any of the Registerable Securities are to be sold in a Shelf Takedown that is conducted as an Underwritten Offering, the Company shall have the right to select the underwriters and the managing underwriter (each shall be of recognized national standing) with the consent of the initiating Holder (by a majority of the Registerable Securities being registered by such initiating Holder), which consent shall not be unreasonably withheld.

(d)             Effective Period of Shelf Registrations.  The Company shall use reasonable best efforts to keep any Shelf Registration effective for a period of one year after the effective date of such Registration Statement (or if such Registration Statement is not effective for any period within such year, such one-year period shall be extended by the number of days during such period when such Registration Statement is not effective).

Section 5.                Suspension Events; Black-out Periods.

(a)             Suspension Events.  The Company may delay the requested filing or effectiveness of a Registration Statement in conjunction with a Demand Request for a period of up to 90 days from the date of such Demand Request, or withdraw any Registration Statement that has been filed, if at the time that such Demand Request is made (i) the Company engages or plans to engage in a registered offering as to which the Holders may include all of their Registerable Securities subject to such Demand Request and the Company has taken substantial steps (including selecting a managing underwriter, which shall be of recognized national standing, for such offering) and is proceeding with reasonable diligence to effect such offering and (ii) the Company reasonably and in good faith determines that the registration and distribution of Registerable Securities resulting from such Demand Request would adversely affect the Company or a business combination, tender offer, acquisition or other corporate event involving the Company that is proposed, initiated or announced by another Person beyond the control of the Company (each of the events listed in Subsections (i) and (ii) of this Section 5(a), a “Suspension Event”).  The Company shall provide prompt written notice to the Holders making the Demand Request of any Suspension Event and any withdrawal of a Registration Statement pursuant to this Section 5(a), including the reasons therefor.

(b)             Black-out Periods.  Following the effectiveness of a Registration Statement, the Participating Holder will not effect any sales of Shares pursuant to such Registration Statement at any time after they have received notice from the Company to suspend sales (i) as a result of a Suspension Event or (ii) so that the Company may correct or update the Registration Statement, which correction shall be promptly made.  Each Participating Holder may recommence effecting sales of Shares pursuant to the Registration Statement following further notice to such effect from the Company, which notice shall be given promptly after the conclusion or completion of any such Suspension Event, correction or update.

Section 6.                 Lock-Up.

(a)             Subject to the provisions of this Section 6, no Holder shall sell or otherwise transfer or dispose of any Shares pursuant to a public offering, a private placement, Rule 144 or otherwise for a period of time (the “Lock-Up Period”) if the Company has filed a Registration Statement in respect of an Underwritten Offering of the Company’s equity securities and the managing underwriter reasonably determines that such sales by such Persons would materially adversely affect such offering.

(b)             The Lock-Up Period shall not begin more than seven days before the date on which the Registration Statement is estimated in good faith by the Company to become effective, and shall not extend beyond 90 days following such effectiveness.

(c)             Section 6(a) shall not apply to any Holder unless the Company’s directors and officers and all Holders of over 1% of the Registerable Securities of the Company agree to adhere to the Lock-Up Period specified in this Section 6 or are subject to restrictions which are substantially the same as the restrictions contained in this Section 6.

(d)             Any discretionary waiver or termination of the requirements under this Section 6 made by the managing underwriter of an Underwritten Offering shall apply to each Holder of Registerable Securities on a pro rata basis in accordance with the number of Registerable Securities Beneficially Owned by such Holder immediately before such Underwritten Offering.

Section 7.                 Holdback Agreements.

The Company agrees not to effect any sale or distribution of any of its equity securities during the seven days prior to and during the 90 days beginning on the effective date of any Underwritten Offering pursuant to a Shelf Takedown or a Demand Request (except as part of any such Underwritten Offering or pursuant to registrations on Form S-8 or S-4 or any successor forms thereto) unless the underwriters managing such Underwritten Offering advise the Company or the Holders that the Company’s failure to do so will adversely affect the pricing of the offering.

Section 8.                 Registration Procedures.

(a)             Whenever any Holder requests that any Registerable Securities be registered pursuant to this Agreement, the Company shall use reasonable best efforts to effect, as soon as practical as provided herein, the registration and the sale of such Registerable Securities in accordance with the intended methods of disposition thereof, and, pursuant thereto, the Company shall, as soon as practical as provided herein:

(i)           subject to the other provisions of this Agreement, use reasonable best efforts to prepare and file with the SEC a Registration Statement with respect to such Registerable Securities and cause such Registration Statement to become effective (unless it is automatically effective upon filing) and before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to each Participating Holder and the underwriters or other distributors, if any, copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and, if requested by any Participating Holder, one set of the exhibits incorporated by reference, and each Participating Holder and one counsel selected by Participating Holders holding a majority of Shares registered on such Registration Statement (a “Holders’ Counsel”) shall have five business days to review and comment on the Registration Statement and each such Prospectus (and each amendment or supplement thereto) before it is filed with the SEC, and each Participating Holder shall have the opportunity to object to any information pertaining to such Participating Holder that is contained therein within five business days of receipt of the documents proposed to be filed, and the Company will make the corrections reasonably requested by the Participating Holder(s) with respect to such information prior to filing any Registration Statement or Prospectus or any amendment or supplement thereto;

(ii)           use reasonable best efforts to prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the applicable requirements of the Securities Act and to keep such Registration Statement effective for the relevant period required hereunder, but in any case (other than a Shelf Registration) no longer than is necessary to complete the distribution of Registerable Securities covered by such Registration Statement, and to comply with the applicable requirements of the Securities Act with respect to the disposition of all Registerable Securities covered by such Registration Statement during such period in accordance with the intended methods of disposition set forth in such Registration Statement;

(iii)          use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement or the lifting of any suspension of the qualification or exemption from qualification of any Registerable Securities for sale in any jurisdiction in the United States;

(iv)          furnish to all Participating Holders and each managing underwriter, if any, without charge, conformed copies of each Registration Statement and amendment thereto and copies of each supplement thereto promptly after they are filed with the SEC and deliver, without charge, to such Persons such number of copies of the preliminary and final Prospectus and any supplement thereto as the Participating Holder(s) may reasonably request in order to facilitate the disposition of the Registerable Securities covered by such Registration Statement in conformity with the requirements of the Securities Act;

(v)          use reasonable best efforts to register or qualify such Registerable Securities under such other securities or “blue sky” laws of such U.S. jurisdictions as the Participating Holders reasonably request and continue such registration or qualification in effect in such jurisdictions for as long as the applicable Registration Statement may be required to be kept effective under this Agreement (provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Subsection (v), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

(vi)          notify each Participating Holder and each distributor of such Registerable Securities, at any time when a Prospectus relating thereto is required under the Securities Act to be delivered by such distributor, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits a material fact necessary to make the statements therein not misleading, and, at the request of any Participating Holder, the Company shall use reasonable best efforts to prepare, as soon as practical, a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registerable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(vii)         in the case of an Underwritten Offering, enter into an underwriting agreement containing such provisions (including provisions for indemnification, lockups, opinions of counsel and comfort letters) as are customary and reasonable for an offering of such kind, and take all such other customary and reasonable actions as the managing underwriters of such offering may request in order to facilitate the disposition of such Registerable Securities (including making members of senior management of the Company available to participate in “road-show” and other customary marketing activities);

(viii)        in the case of an Underwritten Offering, and to the extent not prohibited by applicable law or pre-existing applicable contractual restrictions, (1) make reasonably available upon reasonable notice and during regular business hours, for inspection by the Participating Holder(s), Holders’ Counsel, the managing underwriters of such offering and one attorney and one accountant for such managing underwriter, pertinent corporate documents and financial and other records of the Company and its Subsidiaries and controlled Affiliates, (2) cause the Company’s officers and employees to supply information reasonably requested by the Participating Holder(s) or such managing underwriters or attorney in connection with such offering and (3) make the Company’s independent accountants available for any such managing underwriters’ due diligence; provided, however, that such records and other information shall be subject to such confidential treatment as is customary for underwriters’ due diligence reviews and; provided, further, that, unless the disclosure of such records is necessary to avoid or correct a misstatement or omission in the Registration Statement or otherwise to comply with federal securities laws or the release of such records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this Subsection (viii) if (1) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (2) if either (A) the Company has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (B) the Company reasonably determines in good faith that such records are confidential and so notifies the Persons requesting the records in writing unless, prior to furnishing any such information with respect to (1) or (2), such Person requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided, further, that each such Person agrees that it will, upon learning that disclosure of such records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the records deemed confidential;

(ix)          use reasonable best efforts to cause all such Registerable Securities to be listed on each securities exchange (if any) selected by the Holders holding at least a majority of the Registerable Securities;

(x)           provide a transfer agent and registrar for all such Registerable Securities not later than the effective date of such Registration Statement and, a reasonable time before any proposed sale of Registerable Securities pursuant to a Registration Statement, provide the transfer agent with printed certificates for the Registerable Securities to be sold;

(xi)          make generally available to its security holders a consolidated earnings statement (which need not be audited) for a period of 12 months beginning after the effective date of the Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earnings statement under Section 11(a) of the Securities Act and Rule 158 thereunder, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act; and

(xii)         as promptly as practicable notify the Participating Holder(s) and the managing underwriters of any Underwritten Offering, if any:

(1)           when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or any post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(2)           of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for any additional information regarding any Participating Holder;

(3)           of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

(4)           of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registerable Securities for sale under the applicable securities or “blue sky” laws of any jurisdiction; and

keep Holders’ Counsel reasonably apprised as to the intention and progress of the Company with respect to any Registration Statement hereunder, including by providing Holders’ Counsel with copies of all written correspondence with the SEC in connection with any Registration Statement or Prospectus filed hereunder.

(b)             The Company shall ensure that (i) no Registration Statement (including any amendments thereto) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, and (ii) no Prospectus (including any supplements thereto) shall contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, except for any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance on and in conformity with written information furnished to the Company by or on behalf of the Holder(s) or any underwriter or other distributor specifically for use therein.

(c)             At all times after the Company has filed a Registration Statement with the SEC pursuant to the requirements of the Securities Act, the Company shall use reasonable best efforts to continuously maintain in effect the Registration Statement for the relevant period required hereunder under Section 12 of the Exchange Act and to file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, all to the extent required to enable the Holder(s) to be eligible to sell Registerable Securities pursuant to Rules 144 and 144A under the Securities Act.

(d)             The Company may require the Participating Holder(s) and each distributor of Registerable Securities as to which any registration is being effected to furnish to the Company any other information regarding such Person and the distribution of such securities as the Company may from time to time reasonably request.

(e)             The Company may prepare and deliver an issuer free-writing prospectus (as such term is defined in Rule 405 under the Securities Act) in lieu of any supplement to a prospectus, and references herein to any “supplement” to a Prospectus shall include any such issuer free-writing prospectus.  Neither any Participating Holder nor any other seller of Registerable Securities may use a free-writing prospectus to offer or sell any such shares without the Company’s prior written consent.

(f)             It is understood and agreed that any failure of the Company to file a Registration Statement or any amendment or supplement thereto or to cause any such document to become or remain effective or usable within or for any particular period of time as provided in this Agreement, due to reasons that are not reasonably within its control, or due to any refusal of the SEC to permit a Registration Statement or prospectus to become or remain effective or to be used because of unresolved SEC comments thereon (or on any documents incorporated therein by reference) despite the Company’s good faith and diligent efforts to resolve those comments, shall not be a breach of this Agreement. However, neither shall any such failure relieve the Company of its obligations hereunder to use reasonable best efforts to remedy such failure.

Section 9.               Registration Expenses.

(a)            The Company shall pay all customary fees and expenses incident to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or “blue sky” laws, Financial Industry Regulatory Authority fees, exchange listing fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and all reasonable fees and disbursements of one counsel for all Holders participating in the offering, counsel for the Company and all independent certified public accountants and other Persons retained by the Company other than any underwriting discounts or commissions attributable to the sale of Shares (collectively, “Registration Expenses”).  All underwriting discounts and commissions attributable to the sale of Shares shall be paid by the Holder(s) of the relevant Shares.

(b)            The obligation of the Company to pay all Registration Expenses shall apply irrespective of whether a registration, once properly demanded or requested, if applicable, becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur.

Section 10.              Registration Rights of Other Persons; Transfers of Rights.

(a)             Superior Registration Rights.  The Company shall not grant to any Person with respect to any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for any equity securities of the Company, registration rights that have terms more favorable than the registration rights granted to the Holders in this Agreement unless similar rights are granted to the Holders.

(b)             Subsequent Registration Rights.  The Company shall not grant to any Person registration rights unless the rights are consistent with the provisions of this Agreement.  The Company shall not grant to any Person the right to request the Company to register any securities other than securities of the same class as the Registerable Securities being registered pursuant to a Demand Request.

(c)             Transfers by Holders. The Holders can transfer their rights under this Agreement only in connection with a transfer of Shares and only if the transferee agrees in writing to be bound by this Agreement in the same capacity as the transferor (and, for the sake of clarity, such transferee shall be entitled to all rights of such transferor) with respect to such transferred Shares, as applicable.  This Section 10(c) shall apply to all future permitted transfers of the Shares.

Section 11.              Indemnification.

(a)             Indemnification by the Company.  The Company shall indemnify, to the fullest extent permitted by law, each Holder, its Affiliates and each Person who controls such Holder (within the meaning of the Securities Act) and their respective officers and directors against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or applicable “blue sky” laws, except insofar as the same (i) are made in reliance and in conformity with information relating to such Holder furnished in writing to the Company by such Holder expressly for use therein or (ii) are caused by such Holder’s failure to deliver to such Holder’s immediate purchaser a copy of the Registration Statement or Prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such Holder with a sufficient number of copies of the same.  In connection with an Underwritten Offering, the Company shall indemnify such underwriters, each Person who controls such underwriters (within the meaning of the Securities Act) and their respective officers and directors to the same extent as provided above with respect to the indemnification of the Holders.  The indemnification provided for under this Section 11(a) shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders, their Affiliates and each Person who controls such Holders (within the meaning of the Securities Act) and their respective officers and directors and shall survive the transfer of the Registerable Securities by the Holders pursuant to Section 10.

(b)             Indemnification by the Holders.  In connection with any Registration Statement in which there are Participating Holders, each such Participating Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and shall indemnify, severally and not jointly, to the fullest extent permitted by law, the Company, its Affiliates and each Person who controls the Company (within the meaning of the Securities Act) and their respective officers and directors against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to such Holder furnished in writing to the Company by such Holder expressly for use therein or caused by such Holder’s failure to deliver to such Holder’s immediate purchaser a copy of the Registration Statement or Prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such Holder with a sufficient number of copies of the same; provided, however, that the liability of each such Holder shall be in proportion to and limited to the net amount received by such Holder from the sale of Registerable Securities pursuant to such Registration Statement.  The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person or any officer, director or controlling Person of such indemnified Person and shall survive the transfer of securities.

(c)             Indemnification Procedures. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (so long as such consent is not withheld unreasonably).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such claim.  Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder except to the extent such party is materially prejudiced thereby.

(d)             Contribution.  If the indemnification provided for, in, or pursuant to, this Section 11 is due in accordance with the terms hereof but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein (except, for purposes of clarity, any exclusions to indemnification expressly provided for in Section 11(a) or (b)), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations; provided that no Holder shall be required to contribute more than its pro rata share of any such contribution.  The relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  In no event shall the liability of any selling Holder be greater in amount than the amount of net proceeds received by such Holder upon such sale or the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 11(a) or (b) had been available under the circumstances.

Section 12.              Participation in Underwritten Offerings.

No Person (including the Holders) may participate in any Underwritten Offering pursuant to a registration effected hereunder unless such Person (a) agrees to sell such Person’s Registerable Securities on the basis provided in any underwriting arrangements approved by the initiating Holders (by a majority of the Registerable Securities that are being registered by such initiating Holders), in the case of any Underwritten Offering pursuant to a Demand Request or Shelf Takedown, or by the Company, in any other case and (b) completes and executes all customary questionnaires, customary powers of attorney, customary indemnities, customary underwriting agreements, customary lock-ups and other customary documents reasonably required under the terms of such underwriting arrangements; provided, that no Holder of Registerable Securities included in any Underwritten Offering shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such Holder, such Holder’s ownership of its Shares to be sold in the Underwritten Offering and such Holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 11.

Section 13.              Securities Act Restrictions.

The Registerable Securities are restricted securities under the Securities Act and may not be offered or sold except pursuant to an effective Registration Statement or an available exemption from registration under the Securities Act.  Accordingly, the Holders shall not, directly or through others, offer or sell any Registerable Securities except pursuant to a Registration Statement as contemplated herein or pursuant to Rule 144 or another exemption from registration under the Securities Act, if available.  Prior to any transfer of Registerable Securities other than pursuant to an effective Registration Statement, the Holder seeking to transfer Registerable Securities shall notify the Company of such transfer and the Company may require the Holder to provide, prior to such transfer, such evidence that the transfer will comply with the Securities Act as the Company may reasonably request.  The Company may impose stop-transfer instructions with respect to any Registerable Securities that are to be transferred in contravention of this Agreement. Any certificates representing the Registerable Securities may bear a legend (and the Company’s share registry may bear a notation) referencing the restrictions on transfer contained in this Agreement, until such time as such securities have ceased to be, or are to be transferred in a manner that results in their ceasing to be, Registerable Securities.  The legend will be in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE MERGER AGREEMENT AND PLAN OF REORGANIZATION, DATED AS OF JUNE 12, 2013, BY AND AMONG ASCEND ACQUISITION CORP., ASCEND MERGER SUB, LLC, ASCEND MERGER SUB, INC., KITARA MEDIA, LLC, NEW YORK PUBLISHING GROUP, INC. AND THOSE CERTAIN SECURITYHOLDERS PARTY THERETO (AS IT MAY BE AMENDED AND SUPPLEMENTED FROM TIME TO TIME, THE “MERGER AGREEMENT”). THE MERGER AGREEMENT CONTAINS, AMONG OTHER THINGS, CERTAIN PROVISIONS RELATING TO THE TRANSFER OF THE SHARES SUBJECT TO SUCH MERGER AGREEMENT. NO TRANSFER, SALE, DISTRIBUTION, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE, DIRECTLY OR INDIRECTLY, MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE MERGER AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL SUCH PROVISIONS OF THE MERGER AGREEMENT.”

Subject to the provisions of this Section 13, the Company will replace any such legended certificates with unlegended certificates promptly upon request by any Holder in order to facilitate a lawful transfer or at any time after such shares cease to be Registerable Securities or are exempt from registration under the Securities Act.

Section 14.              Miscellaneous.

(a)      Notices.  Whenever notice is required or permitted by this Agreement to be given, such notice shall be in writing and given in accordance with this Section 14 (a).  Each proper notice shall be effective upon any of the following: (i) personal delivery to the recipient, (ii) when telecopied or emailed to the recipient if the telecopy is promptly confirmed by automated or telephone confirmation thereof or if the email is promptly confirmed by email or telephone confirmation thereof or (iii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid).  Notice to the Company or any Holder shall be sent to such Person at the applicable address set forth below:

If to the Company:

Ascend Acquisition Corp.
525 Washington Avenue
26th Floor
Jersey City, NJ  07310
Telephone:  201-539-2201

With a copy to (which shall not constitute notice):

Graubard Miller
405 Lexington Avenue
New York, New York 10174-1901
Telephone: 212-818-8661
Telecopy: 212-818-8881
Attention: David Alan Miller
Email: dmiller@graubard.com

If to the Signing Holders:

Selling Source, LLC
c/o London Bay Capital, LLC
15 Funston Street
San Francisco, CA 94104
Telephone: (415) 292-1700
Telecopy:  (415) 962-0762
Attention:  Sam Humphreys

With a copy to (which shall not constitute notice):

Sullivan & Cromwell LLP
125 Broad Street
New York, NY  10004
Attention:  Scott D. Miller
Telephone: 212-558-3109
Telecopy: 212-291-9101
Email: MillerSC@sullcrom.com

and

Robert S.K. Regular
C/o Kitara Media, LLC
525 Washington Avenue
26th Floor
Jersey City, NJ  07310
Telephone:  201-539-2201
Email:  bob@kitaramedia.com

Any party may change the address or the Persons to whom notices or copies hereunder shall be directed by providing written notice of such change to the other parties hereto in accordance with this Section 14(a).

(b)             Amendment; Waiver.  This Agreement may be amended only by an instrument in writing signed by the Company and the Holders party to this Agreement holding a majority of all Shares on a fully diluted basis held by such Holders.  This Agreement and any provision hereof may be waived as to any party against whom the waiver is to be effective only by a writing signed by such party.  The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(c)             Entire Agreement.  This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

(d)             Governing Law; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law) without regard to principles of conflicts of law thereof. Each party agrees that it shall bring any action, suit, demand or proceeding (including counterclaims) in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby, exclusively in the United States District Court for the Southern District of New York or any New York State court, in each case, sitting in the borough of Manhattan (the “Chosen Courts”), and solely in connection with claims arising under this Agreement or the transactions contemplated hereby (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action, suit, demand or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action, suit, demand or proceeding shall be effective if notice is given in accordance with Section 14(a).  Each party irrevocably waives any and all right to trial by jury in any action, suit, demand or proceeding (including counterclaims) arising out of or related to this Agreement or the transactions contemplated hereby.

(e)             Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

(f)             Successors and Assigns.  Except as otherwise expressly provided herein, this Agreement shall be binding upon and benefit the Company, each Holder and their respective successors and permitted assigns.

(g)             Headings.  The heading references herein and the table of contents hereof are for convenience purposes only, and shall not be deemed to limit or affect any of the provisions hereof.

(h)             Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

[Signature page follows.]

IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

ASCEND ACQUISITION CORP.

By:	/s/ Craig dos Santos
Name: Craig dos Santos
Title: Chief Executive Officer

SELLING SOURCE, LLC

By:	/s/ Sam Humphreys
Name: Sam Humphreys
Title: Chairman

/s/ Robert Regular
Robert Regular

[Signature  page to Registration Rights Agreement]